Exhibit 99.1

Blue World Acquisition Corporation Announces

Extension of Redemption Request Deadline to May 1, 2023 (Monday)

New York, April 28, 2023 /GLOBE NEWSWIRE/ -- Blue World Acquisition Corporation (the “Company”) (NASDAQ: BWAQ) today announced that its previously disclosed deadline of 5:00 p.m. Eastern Time on April 28, 2023 (Friday, two business days before the Meeting) for delivery of redemption requests from the Company’s public shareholders to the Company’s transfer agent has been extended to 5:00 p.m. Eastern Time on May 1, 2023 (Monday, one business day before the Meeting). If you are a public shareholder and you intend to seek redemption of your shares, you will need to deliver your Class A ordinary shares (and share certificates (if any) and other redemption forms) (either physically or electronically) to the Transfer Agent at the address below prior to 5:00 p.m., Eastern Time, on May 1, 2023. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, NY 10004-1561
E-mail: proxy@continentalstock.com

The extraordinary general meeting of the Company’s shareholders (the “Meeting”) will be held at 9:00 a.m. Eastern Time on May 2, 2023, for the purpose of considering and voting on, among other proposals, a proposal to amend its current charter (the “Charter Amendment Proposal”) to provide BWAQ has until May 2, 2023 to complete a business combination and may elect to extend up to nine times, each by one-month (“Monthly Extension”) by the deposit of $0.0295 per remaining public share into the trust account, for a total up to nine months to February 2 2024 (such extension, the “Extension”).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Meeting and the proposed Contribution. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On April 11, 2022, the Company filed a definitive proxy statement (which was subsequently amended and supplement on April 25, 2023) with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by contacting the Company’s proxy solicitor.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Contact Information:

Liang (Simon) Shi

Chairman and Chief Executive Officer

Email: liang.shi@zeninpartners.com

Tel: (646) 998-9582

Investor Relations:

Jingwen Zhu

Associate

Email: jingwenzhu@zeninpartners.com

Tel: 86 13671834329